Exhibit 10.9

February 23, 2012

Dr. David Stamler

Via Email: dstamler@auspexpharma.com

Dear David:

This letter will confirm our discussions regarding your Employment Agreement dated February 4, 2011 as amended on August 25, 2011 and will make the following changes effective January 15, 2012.

1.	Auspex desires that you begin serving the Company in a full-time capacity and you agree to this change. Accordingly, the Determination Date as defined in your Employment Agreement is January 15, 2012 and this letter will serve as the Extension Election.

2.	You acknowledge that your salary remains at its current level ($224,000.00 annually) until February 1, 2012 at which time it will increase to $280,000.00 annually.

All other items and provisions of the Employment Agreement dated February 4, 2011 remain in effect as originally stated.

Please indicate your acceptance of these changes by signing and dating below.

Regards,

/s/ Lawrence C. Fritz

Lawrence C. Fritz

President and CEO

/vm

Accepted and Acknowledged: /s/ David Stamler David Stamler	3/6/12 Date